UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported: May 3, 2011
Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16337	76-0476605

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center, 333 Clay Street, Suite 4620 Houston, Texas	77002

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 652-0582
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Oil States International, Inc. (the “Company”), entered into an assignment letter with Ron Green effective as of May 3, 2011 (the “Assignment Letter”). Prior to this assignment, Mr. Green had served as the Company’s Senior Vice President Accommodations and President and Chief Executive Officer, PTI Group, Inc. in Edmonton, Canada. Pursuant to the terms of the Assignment Letter, Mr. Green will temporarily be assigned to Sydney, Australia, for an initial term of one year (the “Initial Term”), to serve as a director of The MAC. At the end of the Initial Term, The MAC may extend the Assignment Letter for an additional period not to exceed a total of two years. Mr. Green will be paid an annual base salary and, upon the successful completion of the assignment, a completion bonus. During the assignment, Mr. Green will receive benefits; a goods and service differential when the cost-of-living is determined to be higher in the Sydney, Australia than in Edmonton, Canada; a monthly allowance of $810 to compensate for the cost of food; and rental housing, utilities, and transportation in Australia. The MAC will provide for Mr. Green’s travel and relocation expenses to Sydney, Australia. While on assignment, The MAC will pay reasonable expenses to maintain Mr. Green’s Edmonton, Canada residence. Mr. Green will be responsible for the payment of his individual tax liabilities, however, The MAC will reimburse Mr. Green for any amount of taxes imposed by Australia above those imposed by the Canada. The foregoing description of the Assignment Letter is qualified in its entirety by the actual letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of the Exhibit
10.1	Ron Green Assignment Letter effective May 3, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oil States International, Inc.
By:	/s/ Robert W. Hampton
Robert W. Hampton,
Senior Vice President, Accounting and Corporate Secretary

Dated: May 6, 2011

EXHIBIT INDEX

Exhibit
Number	Description of the Exhibit
10.1	Ron Green Assignment Letter effective May 3, 2011.